EXHIBIT 99.1

NERDWALLET REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS
Fourth Quarter Revenue of $142.0 million, Up 43% Year-Over-Year

FINANCIAL HIGHLIGHTS
•Revenue of $142.0 million for Q4’22 and $538.9 million for full year 2022
•GAAP net income of $8.9 million or $0.12 per diluted share for Q4’22 and GAAP net loss of $10.2 million or $0.14 per diluted share for full year 2022
•Adjusted EBITDA of $31.0 million for Q4’22 and $67.1 million for full year 2022
SAN FRANCISCO, CA - February 14, 2023 - NerdWallet, Inc. (Nasdaq: NRDS), a platform that provides financial guidance to consumers and small and mid-sized businesses (SMBs), today reported financial results for its fourth quarter and full year ended December 31, 2022.
“2022 was a year of great progress for NerdWallet. Our ability to execute against our strategy resulted in strong growth in annual revenue and registered users,“ said Tim Chen, Co-Founder and CEO of NerdWallet. “Our successful investment in our three pillars of growth—'Land and Expand,' 'Vertical Integration,' and 'Registrations and Data-Driven Engagement'—put us several steps further in our journey towards becoming a trusted financial ecosystem. We’ve kicked off our 2023, ready to capitalize on new opportunities, grow our business, and provide clarity for all of life’s financial decisions.”
“I am proud to share our strong finish to 2022 as we exceeded our revenue and adjusted EBITDA guidance in Q4,” said Lauren StClair, CFO of NerdWallet. “Our diversified business strategy and brand strength have proven again that we have a large opportunity to continue to grow and scale our business, resulting in 43% year-over-year Q4 revenue growth. Our trusted financial guidance and effective marketing investments increased our full year registered user revenue by over 80% year-over-year and grew our base of registered users to 14.0 million. The strength in our banking, credit cards and SMB verticals led to us generating $539 million in annual revenue.”
FOURTH QUARTER 2022 HIGHLIGHTS
•Credit cards revenue of $53.1 million grew 52% year-over-year, reflecting growing brand awareness and increased consumer intent combined with our deep alignment with partners to deliver quality matches.
•Loans revenue of $22.4 million was down 24% year-over-year, primarily due to decreases in mortgages driven by increasing interest rates and continuing macroeconomic headwinds, partially offset by growth in personal loans as a result of our acquisition of On the Barrelhead (OTB) in July 2022.
•Other verticals revenue of $66.5 million was up 90% year-over-year, driven by strong growth in banking and SMB products.
•We had 20 million average Monthly Unique Users (MUUs), which was up 9% year-over-year, inclusive of our acquisition of OTB. We saw strong engagement in areas such as banking and travel, though this was partially offset by declines from a continued challenging macroeconomic environment in both mortgages and investing.
•We repaid the $70 million draw on our credit facility, ending the year with no outstanding debt.

SUMMARY FINANCIAL RESULTS

	Quarter Ended		% Change	Quarter Ended	% Change
	Dec 31,	Dec 31,		Sep 30,
(in millions, except per share amounts)	2022	2021	YoY	2022	QoQ
Revenue	$142.0	$99.5	43%	$142.6	0%
Credit cards(1)	53.1	34.9	52%	57.4	(7%)
Loans(2)	22.4	29.6	(24%)	28.4	(21%)
Other verticals(3)	66.5	35.0	90%	56.8	17%

Income (loss) from operations	$7.9	$(9.4)	NM	$(8.8)	NM
Net income (loss)	$8.9	$(7.9)	NM	$0.7	NM

Net income (loss) per share
Basic	$0.12	$(0.13)	NM	$0.01	NM
Diluted	$0.12	$(0.13)	NM	$0.01	NM

Non-GAAP financial measure(4)
Adjusted EBITDA	$31.0	$13.5	130%	$14.5	113%

Cash and cash equivalents	$83.9	$167.8	(50%)	$138.4	(39%)
Average monthly unique users(5)	20	18	9%	19	1%
______________
(1)    Credit cards revenue consists of revenue from consumer credit cards.
(2)    Loans revenue includes revenue from personal loans, mortgages, student loans and auto loans.
(3)    Other verticals revenue includes revenue from other product sources, including SMB products, banking, insurance, investing and NerdWallet UK.
(4)    Adjusted EBITDA is a non-GAAP measure. See “Non-GAAP Financial Measure” for more information.
(5)    We define a Monthly Unique User as a unique user with at least one session in a given month as determined by unique device identifiers.
QUARTERLY CONFERENCE CALL
A conference call to discuss NerdWallet’s fourth quarter 2022 financial results will be webcast live today, February 14, 2023 at 1:30 PM Pacific Time (PT). The live webcast is open to the public and will be available on NerdWallet’s investor relations website at https://investors.nerdwallet.com. Following completion of the call, a recorded replay of the webcast will be available on NerdWallet’s investor relations website.
SHAREHOLDER LETTER
A shareholder letter providing additional information and analysis can be found at NerdWallet’s investor relations website at https://investors.nerdwallet.com.
ABOUT NERDWALLET
NerdWallet (Nasdaq: NRDS) is on a mission to provide clarity for all of life’s financial decisions. As a personal finance website and app, NerdWallet provides consumers with trustworthy and knowledgeable financial information so they can make smart money moves. From finding the best credit card to buying a house, NerdWallet is there to help consumers make financial decisions with confidence. Consumers have free access to our expert content and comparison shopping marketplaces, plus a data-driven app, which helps them stay on top of their finances and save time and money, giving them the freedom to do more. NerdWallet is available for consumers in the U.S., UK, Canada and Australia.

“NerdWallet” is a trademark of NerdWallet, Inc. All rights reserved. Other names and trademarks used herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(in millions, except per share amounts)	2022	2021		2022	2021
Revenue	$142.0	$99.5	43%	$538.9	$379.6	42%
Costs and Expenses:
Cost of revenue	12.2	7.2	68%	39.8	28.5	39%
Research and development	19.4	18.6	5%	77.6	62.2	25%
Sales and marketing	87.5	63.5	38%	375.6	271.3	38%
General and administrative	14.4	11.6	24%	58.2	38.5	51%
Change in fair value of contingent consideration related to earnouts	0.6	8.0	(92%)	6.7	18.1	(63%)
Total costs and expenses	134.1	108.9	23%	557.9	418.6	33%
Income (Loss) From Operations	7.9	(9.4)	NM	(19.0)	(39.0)	(51%)
Other income (expense), net:
Interest income	0.9	—	NM	1.5	—	NM
Interest expense	(1.2)	(0.2)	384%	(2.5)	(1.3)	91%
Other gains, net	—	1.5	NM	—	2.6	NM
Total other income (expense), net	(0.3)	1.3	NM	(1.0)	1.3	NM
Income (loss) before income taxes	7.6	(8.1)	NM	(20.0)	(37.7)	(47%)
Income tax provision (benefit)	(1.3)	(0.2)	585%	(9.8)	4.8	NM
Net Income (Loss)	$8.9	$(7.9)	NM	$(10.2)	$(42.5)	(76%)

Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	$0.12	$(0.13)	NM	$(0.14)	$(0.82)	(83%)
Diluted	$0.12	$(0.13)	NM	$(0.14)	$(0.82)	(83%)

Weighted-Average Shares Used in Computing Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	74.6	60.1		70.6	51.9
Diluted	76.9	60.1		70.6	51.9

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

(in millions)	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$83.9	$167.8
Accounts receivable—net	87.0	57.6
Prepaid expenses and other current assets	18.3	17.4
Total current assets	189.2	242.8
Property, equipment and software—net	49.1	34.9
Goodwill	111.2	43.8
Intangible assets—net	64.1	27.6
Right-of-use assets	11.3	13.9
Other assets	0.8	1.1
Total Assets	$425.7	$364.1
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3.6	$3.2
Accrued expenses and other current liabilities	37.9	32.1
Contingent consideration—current	30.9	30.5
Total current liabilities	72.4	65.8
Contingent consideration—noncurrent	—	24.2
Other liabilities—noncurrent	11.6	16.5
Total liabilities	84.0	106.5
Commitments and contingencies
Stockholders’ equity	341.7	257.6
Total Liabilities and Stockholders’ Equity	$425.7	$364.1

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Year Ended December 31,
(in millions)	2022	2021
Operating Activities:
Net loss	$(10.2)	$(42.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37.0	27.1
Stock-based compensation	34.4	17.9
Change in fair value of contingent consideration related to earnouts	6.7	18.1
Deferred taxes	(12.6)	4.4
Non-cash lease costs	2.6	7.9
Other, net	1.3	(2.1)
Changes in operating assets and liabilities, net of business combination:
Accounts receivable	(18.7)	(20.2)
Prepaid expenses and other assets	(0.7)	(9.6)
Accounts payable	(5.6)	(2.2)
Accrued expenses and other current liabilities	5.8	16.6
Payment of contingent consideration	(11.5)	—
Operating lease liabilities	(2.4)	(7.3)
Other liabilities	(1.1)	(0.9)
Net cash provided by operating activities	25.0	7.2
Investing Activities:
Capitalized software development costs	(27.6)	(20.7)
Purchase of property and equipment	(4.6)	(2.3)
Business combination, net of cash acquired	(68.1)	—
Net cash used in investing activities	(100.3)	(23.0)
Financing Activities:
Payment of contingent consideration	(19.0)	—
Proceeds from line of credit	70.0	—
Payments on line of credit	(70.0)	—
Principal repayment of subordinated promissory notes	—	(28.5)
Repurchase of Series A redeemable convertible preferred stock	—	(2.1)
Proceeds from exercise of stock options	7.7	11.0
Issuance of Class A common stock under Employee Stock Purchase Plan	4.5	—
Tax payments related to net-share settlements on restricted stock units	(0.6)	(1.9)
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions	—	140.0
Payment of offering costs related to initial public offering	(1.0)	(4.0)
Repurchase of Class A common stock	—	(0.5)
Repurchase of Class F common stock	—	(12.4)
Repurchase of stock options	—	(1.4)
Net cash provided by (used in) financing activities	(8.4)	100.2
Effect of exchange rate changes on cash and cash equivalents	(0.2)	—
Net increase (decrease) in cash and cash equivalents	(83.9)	84.4
Cash and Cash Equivalents:
Beginning of year	167.8	83.4
End of year	$83.9	$167.8

NON-GAAP FINANCIAL MEASURE
Adjusted EBITDA
We use Adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our Board of Directors concerning our financial performance.
We define Adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest expense, net, provision (benefit) for income taxes, and further exclude (1) losses (gains) on disposals of assets, (2) remeasurement of the embedded derivative in our previously outstanding long-term debt, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, (5) stock-based compensation, and (6) acquisition-related costs.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results and in comparing operating results across periods. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of this non-GAAP measure has certain limitations because it does not reflect all items of income and expense that affect our operations. Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange and the embedded derivative in our previously outstanding long-term debt, as well as certain nonrecurring gains (losses);
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment, amortization of intangible assets, and losses/gains on disposals of assets. Although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation, including for acquisition-related inducement awards, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; and
•Adjusted EBITDA excludes acquisition-related costs, including acquisition-related retention compensation under compensatory retention agreements with certain key employees, acquisition-related transaction expenses, contingent consideration fair value adjustments related to earnouts, and deferred compensation related to earnouts.
In addition, Adjusted EBITDA as we define it may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

We compensate for these limitations by reconciling Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, as follows:

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(in millions)	2022	2021		2022	2021
Net income (loss)	$8.9	$(7.9)	NM	$(10.2)	$(42.5)	(76%)
Depreciation and amortization	11.4	7.2	56%	37.0	27.1	36%
Stock-based compensation	9.1	7.1	30%	34.4	17.9	93%
Acquisition-related retention	1.4	—	NM	2.8	—	NM
Deferred compensation related to earnouts	0.5	0.6	(18%)	1.7	2.1	(17%)
Loss on disposal of assets	—	—	0%	—	0.8	(98%)
Change in fair value of contingent consideration related to earnouts	0.6	8.0	(92%)	6.7	18.1	(63%)
Acquisition-related expenses	0.1	—	NM	3.5	0.1	NM
Interest expense, net	0.3	0.2	(3%)	1.0	1.3	(26%)
Other gains, net	—	(1.5)	NM	—	(2.6)	NM
Income tax provision (benefit)	(1.3)	(0.2)	585%	(9.8)	4.8	NM
Adjusted EBITDA	$31.0	$13.5	130%	$67.1	$27.1	148%

Net income (loss) margin	6%	(8%)		(2%)	(11%)
Adjusted EBITDA margin[1]	22%	14%		12%	7%
______________
(1)    Represents Adjusted EBITDA as a percentage of revenue.
FINANCIAL OUTLOOK
We are providing guidance for the first quarter of 2023:
•Revenue is expected in the range of $165 - $170 million, 30% year-over-year growth rate at midpoint
•Adjusted EBITDA is expected in the range of $17 - $19 million
There will be variability in our quarterly margins, but we expect year-over-year increase in our 2023 annual Adjusted EBITDA margin.
NerdWallet has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted total Adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: income taxes which are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock; depreciation and amortization expense from acquisitions; impairments of assets; gains or losses on extinguishment of debt and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of NerdWallet’s control. For more information regarding the non-GAAP financial measure discussed in this communication, please see “Non-GAAP Financial Measure” above.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, the statements in the section titled “Financial Outlook.” In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•the effect of macroeconomic developments, including but not limited to, inflation, rising interest rates, tightening credit markets and general macroeconomic uncertainty on our business results of operations, financial condition and stock price;
•our expectations regarding our future financial and operating performance, including total revenue, cost of revenue, Adjusted EBITDA and MUUs;
•our ability to grow traffic and engagement on our platform;
•our expected returns on marketing investments and brand campaigns;
•our expectations about consumer demand for the products on our platform;
•our ability to convert users into Registered Users and improve repeat user rates;
•our ability to convert consumers into matches with financial services partners;
•our ability to grow within existing and new verticals;
•our ability to expand geographically;
•our ability to maintain and expand our relationship with our existing financial services partners and to identify new financial services partners;
•our ability to build efficient and scalable technical capabilities to deliver personalized guidance and nudge users;
•our ability to maintain and enhance our brand awareness and consumer trust;
•our ability to generate high quality, engaging consumer resources;
•our ability to adapt to the evolving financial interests of consumers;
•our ability to compete with existing and new competitors in existing and new market verticals;
•our ability to maintain the security and availability of our platform;
•our ability to maintain, protect and enhance our intellectual property;
•our ability to identify, attract and retain highly skilled, diverse personnel;
•our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;
•our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture;
•our ability to successfully identify, manage, and integrate any existing and potential acquisitions; and
•our ability to achieve expected synergies, accretive value and other benefits from completed acquisitions.
You should not rely on forward-looking statements as predictions or guarantees of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from any future results expressed or implied by these forward-looking statements, including those factors described in filings we make with the SEC from time to time.
The forward-looking statements made in this press release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations:
Caitlin MacNamee
ir@nerdwallet.com

Media Relations:
Keely Spillane
press@nerdwallet.com